Registration  No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                TANDY CORPORATION
             (Exact name of Registrant as specified in its charter)

       Delaware                                           75-1047710
(State or Other Jurisdiction of                        (I.R.S. Employer
 Incorporation or Organization)                       Identification No.)

100 Throckmorton Street, Suite 1800                         76102
       Fort Worth, Texas
(Address of Principal Executive Offices)                  (Zip Code)

                   TANDY EMPLOYEES SUPPLEMENTAL STOCK PROGRAM
                            (Full Title of the Plan)

       M. C. Hill, Vice President, Corporate Secretary and General Counsel
                                Tandy Corporation
                       100 Throckmorton Street, Suite 1900
                             Fort Worth, Texas 76102
                     (Name and Address of Agent for Service)

                                  817-415-3924
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

       Title of                                       Proposed                Proposed
      Securities                Amount                 Maximum                Maximum                Amount of
         to be                   to be             offering price            aggregate             Registration
      Registered           Registered (1)(2)        per share(3)           offering price               Fee
     Common Stock,
     $1 par value              1,000,000               $56.72               $56,720,000             $16,732.40
    Preferred Share
    Purchase Rights

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933 this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the Tandy Employees Supplemental Stock Program.

(2) If, prior to the completion of the distribution of the Common Stock covered by this Registration Statement, additional shares of Common Stock are issued or issuable as a result of a stock split or stock dividend, this Registration Statement shall be deemed to cover such additional shares resulting from the stock split or stock dividend pursuant to Rule 416.

(3) The number of shares registered has been computed on the basis of the Issuer's estimate of the aggregate of the employee contributions to be made under the Tandy Employees Supplemental Stock Program for a period of 36 months following the effective date of the Registration Statement and utilized to purchase shares of the Registrant's Common Stock at market prices from time to time as provided in the Program. One Preferred Share Purchase Right automatically trades with each share of Common Stock and is evidenced by the certificate for the Common Stock. The registration fee was calculated in accordance with Rule 457(c) upon the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange Composite Transaction System on September 14, 1998.


                           INCORPORATION BY REFERENCE

         This Registration Statement registers additional securities of the Registrant of the same class (plan participations and shares of the Registrant's Common Stock and Preferred Share Purchase Rights) as have been previously registered on Form S-8 for the Tandy Employees Supplemental Stock Program ("SUP"). Accordingly, pursuant to General Instruction E of Form S-8, the contents of Registration Statement on Form S-8 (File No. 33-33189) filed with the Securities and Exchange Commission (the "Commission") and effective on February 19, 1990, as amended by the Appendix to the prospectus dated August 29, 1990 and the contents of Registration Statement on Form S-8 (File No. 33-51599) filed with the Commission and effective on December 20, 1993 are hereby incorporated in their entirety by reference herein.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 18th day of September, 1998.

                                                Tandy Corporation

                                                By:  /S/John V. Roach
                                                   John V. Roach, Chairman and
                                                     Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 18th day of September, 1998.

Signature                             Title


/s/   John V. Roach                   Chairman of the Board and Chief Executive
John V. Roach                         Officer



/s/   Dwain H. Hughes                 Senior Vice President and Chief Financial
Dwain H. Hughes                       Officer



/s/   James I. Cash, Jr.              Director
James I. Cash, Jr.



/s/   Ronald E. Elmquist              Director
Ronald E. Elmquist



/s/   Lewis F. Kornfeld, Jr.          Director
Lewis F. Kornfeld, Jr.



/s/   Jack L. Messman                  Director
Jack L. Messman


/s/   William G. Morton, Jr.           Director
William G. Morton, Jr.



/s/   Thomas G. Plaskett                Director
Thomas G. Plaskett



/s/   Leonard H. Roberts                 Director
Leonard H. Roberts



/s/   Alfred J. Stein                    Director
Alfred J. Stein



/s/   William E. Tucker                   Director
William E. Tucker



/s/   John A. Wilson                      Director
John A. Wilson


The Plan. Pursuant to the requirements of the Securities Act of 1933, the Tandy Employees Supplemental Stock Program has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth and State of Texas, on the 18th day of September, 1998.


                           TANDY EMPLOYEES SUPPLEMENTAL STOCK PROGRAM
                           ADMINISTRATIVE COMMITTEE

                           By: /s/C. David Christopher
                                C. David Christopher

                           By: /s/David P. Johnson
                                 David P. Johnson


                           By: /s/Johnson H. Bradley
                                Johnson H. Bradley


                                INDEX TO EXHIBITS

Exhibit
No.

4.1       First Restated Trust Agreement Tandy Employees Supplemental Stock
          Program.

5.1 Opinions of Messrs. Satterlee Stephens Burke & Burke LLP, as counsel, including consent.

23.1      Consent of Pricewaterhouse Coopers LLP, Independent Accountants.

23.2 Consent of Satterlee Stephens Burke & Burke LLP, Counsel (included in Exhibit 5.1).


                                 FIRST RESTATED
                                 TRUST AGREEMENT
                                 TANDY EMPLOYEES
                           SUPPLEMENTAL STOCK PROGRAM
                              DATED JANUARY 1, 1996
                             (THROUGH AMENDMENT IV)


         AGREEMENT made as of this 1st day of January, 1996, between Tandy Corporation, a corporation duly organized and existing under the laws of the State of Delaware, with its principal place of business at Fort Worth, Tarrant County, Texas, hereinafter called "Tandy", and Bank One Texas, NA, hereinafter called "Trustee";

                                   WITNESSETH

         THAT WHEREAS, Tandy desires to establish, on behalf of its eligible employees, a Trust for the purposes of receiving and holding Tandy Corporation Common Stock ("Tandy Stock") and other property and the paying of certain benefits, as set out hereinafter, on behalf of its eligible employees who due to benefit limitations in applicable tax laws under the Internal Revenue Code are unable to have further contributions made on their behalf under the Tandy Fund, formerly the Tandy Employees Deferred Salary and Investment Plan or DIP;

         WHEREAS, the program provides for employee payroll deductions at a rate up to 8% of a Participant's Earnings after the Participant has reached the maximum Tandy Fund, formerly DIP, contribution and a Company matching contribution equal to 80% of the Participant's payroll deduction being paid over to Tandy and the crediting of these funds to a Participant's account, the balance of which will be used to purchase Tandy Stock, at regular intervals at current market prices, which Tandy Stock will be held by the Trustee until such time as a Participant meets the withdrawal or distribution requirements set out in the Program; and

         WHEREAS, Tandy desires to designate the Trustee to hold, manage and disburse Trust Funds.

         NOW, THEREFORE, in consideration of the premises and of the promises and covenants hereinafter contained and for the purposes herein stated, the parties hereto do hereby agree as follows:

                                        I

                      NAME, EFFECTIVE DATE AND PROGRAM YEAR

          A. NAME OF TRUST: The Trust herein created, and sometimes for convenience referred to herein as the "Program", shall be known as the "Tandy Employees Supplemental Stock Program".

          B. EFFECTIVE DATE: This Agreement shall be effective as of the 1st day of September, 1989.

          C. PROGRAM YEAR: The Program Year shall end on December 31 of each year.

                                       II

                                 ADMINISTRATION

         A. APPOINTMENT OF ADMINISTRATIVE COMMITTEE: The Tandy Board of Directors shall appoint a committee to be known as the "Administrative Committee", hereinafter referred to as the "Committee", to administer the Program. This Committee shall consist of three or more members who shall not necessarily be employees of Tandy. Tandy shall advise the Trustee of the names of the members of the Committee, and the Trustee shall be entitled to rely thereon until similarly advised of a change in the membership of the Committee.

         B. TERM OF OFFICE OF COMMITTEE MEMBERS: Each member of the Committee shall hold office until his death, disability, resignation or removal from office. Any member of the Committee may be removed by the Tandy Board of Directors at its pleasure. Any Committee member may resign by delivering his written resignation to Tandy and to the Committee. Vacancies in the Committee arising from any cause whatsoever shall be filled by the Tandy Board of Directors.

         C. POWERS AND DUTIES: The Committee shall administer the Program in accordance with its terms and shall have all powers necessary to carry out the provisions of the Program. Without limiting the generality of the foregoing, the Committee shall have the following powers:

          (1) To make and publish such rules and regulations as it may deem necessary to carry out the provisions of the Program;

                  (2) To determine all questions arising in the administration, interpretation and application of the Program, including questions of eligibility of employees and the status and rights of Participants, Beneficiaries and any other person hereunder;

                  (3) To deliver funds or purchase Tandy Stock for delivery to the Trustee, as more particularly specified hereinafter;

          (4) To authorize all disbursements by the Trustee from the Trust Fund;

                  (5) To direct the Trustee to sell Tandy Stock to Tandy or on the open market for the purpose of funding Financial Hardship withdrawals under the Program;

                  (6)      To decide any dispute arising hereunder;

          (7) To construe the provisions of the Program and to correct any defects therein; and
                  (8) To provide procedures for the determination of claims for benefits.

                  The determination of the Committee as to any questions arising hereunder shall be conclusive and binding on all persons.

         D. ORGANIZATION AND OPERATION OF THE COMMITTEE: The Committee shall act by a majority of its members at the time in office, and such action may be taken either by a vote at a meeting or in writing without a meeting; however, a Committee member shall not vote on any question relating specifically to himself, but any necessary action regarding such Committee member shall be decided by the remaining members of the Committee. In the event the remaining members of the Committee are unable to agree upon the disposition of any question, the Tandy Board of Directors shall appoint another person eligible for membership on the Committee to serve as a temporary member for the purpose of reaching a decision on the matter in issue. Such matters shall then be determined by a majority of the Committee, including said temporary member.

         The Committee may authorize any one or more of its members to execute any document or documents on behalf of the Committee, in which event the Committee shall notify the Trustee in writing of such action and the name and names of its members so designated. The Trustee thereafter shall accept and rely upon any document executed by such member or members as representing action by the Committee until the Committee shall file with the Trustee a written revocation of such designation.

         The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs, and may appoint such accountants, counsel, specialists, and other persons as it deems necessary or desirable in connection with the administration of the Program. Such accountants and counsel may, but need not be accountants and counsel for Tandy. The Committee shall be entitled to rely conclusively upon, and shall be fully protected in any action taken by it in good faith in relying upon any opinions or reports which shall be furnished to it by any such accountant, counsel, or other specialist.

         The Committee and the Trustee may by agreement in writing arrange for the Committee and/or Tandy to perform any of the Trustee's ministerial functions, including but not limited to the maintenance of records of accounts of each Participant, preparation and distribution of Internal Revenue Service, Securities and Exchange Act, or Labor Department forms or documents required to be provided to each Participant, and delivery of Tandy Stock or cash to the Trustee.

         Tandy may furnish the Committee with such clerical assistance on a full or part time basis as shall from time to time be reasonable or desirable to assist in the administration of the Program, and shall pay all costs and expenses, including Trustee's fees and expenses, incurred in the administration of the Program, save and except those specified in Section III E; and save and except those costs and expenses, including attorneys' fees, which are charged to the accounts of Participant's by a court of competent jurisdiction in any litigation in which the Program or any of its fiduciaries are a party.

         E. RECORDS AND REPORTS: The Committee shall keep a record of all its proceedings and acts, and shall keep all such books of account, records, and other data as may be necessary for the proper administration of the Program. The Committee shall notify the Trustee and the Tandy Board of Directors of any action taken by the Committee, and, when required, shall notify any other interested person or persons. The Committee will specifically maintain separate records as to each Participant's account. Within a reasonable period of time after the end of each calendar quarter the Committee shall notify each Participant of the total number of shares credited to his account which will include the employee's contributions, other contributions and Company contributions and the cost basis of said shares.

         F. IMMUNITY FROM LIABILITY: No member of the Committee shall incur any liability for any action or failure to act, excepting liability for his own gross negligence or willful misconduct. Tandy shall indemnify each member of the Committee against any and all claims, losses, damages, expenses and liabilities, including any amounts paid in settlement with the Committee's approval, arising from any action or failure to act, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such member. The Committee may, at its discretion, require the written approval or disapproval of Tandy prior to taking action in any particular matter made the subject of its responsibility hereunder.

         G. CONCLUSIVENESS OF DETERMINATION OF COMPANY CONTRIBUTIONS: Neither the Trustee, Tandy nor the Committee shall be under any duty to inquire into the correctness of the amounts contributed and paid over to Tandy by a Company in accordance with the applicable section hereof; nor shall the Trustee, Tandy or the Committee or any other person be under any duty to enforce the payment of the contributions to be made under the applicable sections hereof; and the determination by the Company of its contributions hereunder shall be final and conclusive upon all persons.

         H.       REVERSION AND DIVERSION:

                  (1) REVERSION: Under no circumstances can a Company recover any part of the contributions made to this Program and credited to a Participant's account.

                  (2) DIVERSION: No part of the Trust Fund created by this Program except as required to pay taxes and administrative expenses, shall be used or diverted to purposes other than for the exclusive benefit of the Participants or their beneficiaries or estates.

                                       III

                                TRUST AND TRUSTEE

         A. ESTABLISHMENT AND ACCEPTANCE OF TRUST: The Trustee shall receive any contributions paid to it in cash or Tandy Stock. All contributions so received, and Tandy Stock purchased therefrom, shall be known for purposes of this Agreement as the "Trust Fund", and shall be held, managed and administered in Trust at the request of and for the benefit of Participants pursuant to the terms of this Agreement. The Trustee hereby accepts the Trust created hereunder and agrees to perform the duties provided for under this Agreement.

         B. POWERS OF THE TRUSTEE: The Trustee shall have all the powers granted by the terms of Title 9 of the Property Code of the State of Texas as it now exists, or as it may be amended, and in addition thereto and not in modification or limitation thereof, the Trustee shall have the following powers:

                  (1) To invest the contributions and earnings thereon of Tandy or Company in Tandy Stock as soon as practicable after receipt thereof, but to hold cash temporarily uninvested without liability for interest thereon when the investment of such cash is impracticable;

                  (2)  To  keep  the  Trust  Fund  in  Tandy   Stock,   to  meet
contemplated withdrawals, as the Committee shall specify in written requests;

                  (3) To hold Tandy Stock purchased as investments for the Trust Fund in its name or in the name of its nominees;

                  (4) To sell, exchange, convey, transfer, or otherwise dispose of any Tandy Stock held by it, by private contract or at public auction, to fund Financial Hardship withdrawals on behalf of and for the benefit of the affected Participant;

                  (5) Subject to Section XII hereof, to vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options; and to make any payments incidental thereto; to oppose or consent to or otherwise participate in, corporate reorganization or other change affecting corporate securities and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities or other properties held as a part of the Trust Fund;

                  (6) To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust Fund, to commence or defend suits or legal or administrative proceedings; or

                  (7) To delegate to Tandy and/or the Committee by agreement in writing, such ministerial, record keeping and discretionary duties as may be agreed upon, including but not limited to the maintenance of records of account of Participants, the quarterly determination of each Participant's account, and the number of shares of Tandy Stock purchased, delivered, or distributed by it.

                  The powers granted to the Trustee under this Section III B shall be exercised by the Trustee in its discretion; however, the Committee may at any time and from time to time, by written direction to the Trustee, require the Trustee to obtain the written approval of the Committee before exercising such powers, as may be specified in such direction. Any such direction may be of a continuing nature or otherwise, and may be revoked in writing by the Committee at any time. Neither the Trustee nor any other person shall be under any duty to question any such direction of the Committee and the Trustee shall as promptly as possible comply with any directions given by the Committee hereunder. The Trustee shall not be responsible for any loss which may result from the failure or refusal of the Committee to give any such required approval.

         C. INVESTMENT OF THE TRUST FUND: The Trustee shall at regular intervals at current market prices invest all of the assets of the Trust Fund in Tandy Stock.

         D. PAYMENTS FROM THE FUND: The Trustee shall from time to time, on the written direction of the Committee, make distributions out of the Trust Fund to the Participants or the Participants' Beneficiaries, estates or Alternate Payees, in such manner, in such Tandy Stock, and for such purposes as may be specified in written directives of the Committee and upon any such distribution being made, the amount thereof shall no longer constitute a part of the Trust Fund. The Trustee shall not be responsible in any way for the application of such distributions or for the adequacy of the Trust Fund to meet and discharge any and all liabilities under the Program.

         E. FEES AND EXPENSES OF THE TRUSTEE: The Trustee shall be paid such reasonable compensation as shall from time to time be agreed upon in writing by Tandy and the Trustee. In addition, the Trustee shall be reimbursed for any reasonable expenses, including reasonable counsel fees, incurred by it in the administration of the Trust Fund, except as hereinafter provided. Such compensation and expenses incurred shall be paid by Tandy, but until paid shall constitute a charge upon the Trust Fund; provided, however, that Tandy shall have no obligation to pay such compensation and expenses, including counsel fees, as are charged to the accounts of Participants by a court of competent jurisdiction in any litigation in which the Program or any of its fiduciaries are a party. All costs and expenses incurred in connection with the purchase, sale and transfer of securities, and all taxes of any and all kinds whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund, or the income thereof, shall be paid by the Trustee from the Trust Fund.

         F. ACCOUNTING: The Trustee, or Tandy or the Committee by written agreement with the Trustee, shall keep accurate and detailed accounts of all receipts, disbursements and other transactions hereunder.

         Within a reasonable time after the close of the Program Year and within one hundred twenty (120) days following the resignation or removal of the Trustee or termination of the Program, the Trustee shall render a complete accounting for the Program Year preceding or then ended, as the case may be, to a firm of independent public accountants to be selected by Tandy. Such accountants shall have full authority to examine the Trustee's records and accounts relating to the Program and to submit written reports thereon to Tandy.

         Within a reasonable time after the close of the taxable year of the Trust, which is hereby established to end on December 31 of each year, and within one hundred twenty (120) days following the resignation or removal of the Trustee or termination of the Trust, the Trustee shall render a complete accounting for the taxable year preceding or then ended, as the case may be, to Tandy or to a firm of independent public accountants to be selected by Tandy. Such accountants shall have full authority to examine the Trustee's records and accounts relating to the Trust and to submit written reports thereon to Tandy.

         Within a reasonable time after the close of the Program Year, the Trustee shall transmit to each Participant, in such form as the Trustee shall determine, a statement setting forth the interest of each such Participant in the Program. Such statement shall be deemed correct unless written notice to the contrary shall be delivered to the Trustee by a Participant within thirty (30) days following the mailing or delivery of such statement to the Participant.

         Reports relating to the Trustee's accounts prepared by independent accountants selected by Tandy shall be maintained at the principal office of Tandy and shall be available for inspection by interested persons hereunder. Subject to the right of a Participant to challenge the correctness of an annual statement submitted to him by the Trustee, the approval by the independent accountants of the Trustee's account shall constitute a complete release and discharge of the Trustee from any liability in respect to any act or transaction reflected in the Trustee's accounts. The foregoing provisions notwithstanding, no person other than Tandy or the Committee may require an accounting or the furnishing of a statement or bring an action against the Trustee with respect to the Trust created hereby or its actions as Trustee.

         Notwithstanding any of the foregoing provisions, the Trustee shall not be liable for any failure to submit an account or statement in a timely fashion where its failure to act is based on the omission of Tandy to name a firm of independent accountants to whom such accounting is to be rendered or is based on the failure of either Tandy or the Committee to supply information to the Trustee necessary for the completion of the accounting or of the statement.

         G. AUTHORIZATION TO PROTECT THE TRUSTEE: Any action by Tandy pursuant to any of the provisions of this Agreement shall be evidenced by a certified resolution of its Board of Directors delivered to the Trustee over the signature of any person authorized by the said Board of Directors to make such written instrument or resolution so certified to it. All orders, requests and instructions of the Committee shall be in writing, signed by those members or that member of the Committee so designated by the Committee, and the Trustee may act and shall be fully protected in so acting in accordance with such orders, requests and instructions. The Trustee shall not be liable for any loss to or diminution of the Trust Fund except when the same may be due to its willful misconduct or bad faith and the Trustee shall in no event have any responsibility for the properties except those actually received by it.

         H. REMOVAL AND RESIGNATION; SUCCESSOR TRUSTEE: The Trustee may be removed by Tandy at any time upon thirty (30) days notice in writing to Trustee and the Committee. The Trustee may resign at any time upon thirty (30) days notice in writing to Tandy and to the Committee. Upon such removal or resignation of the Trustee, Tandy shall appoint a successor trustee, which shall be a bank or trust company having combined capital and surplus of not less than Twenty-Five Million Dollars ($25,000,000.), which shall have the same powers and duties conferred upon the Trustee hereunder. Upon acceptance of such appointment by the successor trustee, the Trustee shall assign, transfer and pay over to such successor trustee the funds and properties then constituting the Trust Fund. The Trustee is authorized, however, to reserve such sum of money, as it may deem advisable, for payment of its fees and expenses in connection with the settlement of its account or otherwise, and any balance of such reserve remaining after the payment of such fees and expenses shall be paid over to the successor trustee.

                                       IV

                          PARTICIPATION IN THE PROGRAM

         A. ADOPTION OF PROGRAM. Tandy and each of its affiliates and associates may adopt the Program for all or part of its employees as its Board of Directors may in its discretion approve. Tandy and each of its affiliates and associates adopting the Program are hereinafter collectively referred to as "Company".

         B. ELIGIBILITY. Subject to the provisions of Section XX with respect to union-represented employees, all employees are eligible to participate in the Program if their contributions are limited in any Tandy Fund, formerly DIP, plan year ("Tandy Fund Plan Year") as a result of Internal Revenue Code Sections 402(g), 415(c), 401(a)(17) and/or 401(k)(3) and following an election to participate being received in the Program's administrative office, may make contributions to the Program as a Participant for the remainder of any Tandy Fund Plan Year after the date on which the contribution limit is reached. Participation in the Program is entirely voluntary and the election to participate may be made through Employee Payroll Deductions under Section V. To remain as a Participant in the Program, an employee must continue to be an "Employee" engaged in Continuous Full Time Service for Tandy or a Company, or in employment which contemplates continued Qualifying Service.

         C. APPLICATION FOR PARTICIPATION. In order to become a Participant hereunder, each eligible employee shall execute a written application wherein he shall evidence:

                  1.       His intent to participate in the Program;

                  2. His joinder of this Trust Agreement executed by Tandy on his behalf;

                  3. His consent for Employee Payroll Deductions in accordance with Section V below; and 4. His acknowledgment and consent to the withholding of taxes resulting from the Company
Contribution during the Taxable Year in which the Company Contribution is made.

     Once an employee has completed the necessary eligibility requirements for participation in the Program, contributions under Section V shall begin automatically, but shall be held in a suspense account subject to receipt of a payroll deduction form by the Program Administration office. The employee shall have thirty (30) days from the automatic commencement of participation in the Program to file a written application for participation. His participation in the Program shall not become effective, however, until the start of the next pay period after the application is received by the Company or after he has reached the contribution limit in any Tandy Fund Plan Year following the year of his initial enrollment in the Program.

         In the event that an eligible employee making contribution during the thirty (30) day period elects not to participate in the Program or fails to file a written application for participation during the period, payroll deductions made by the employee during the period shall be returned to the employee and any Company or Other Contributions will be canceled.

                                        V

                                INVESTMENT OPTION

         A.       RATE OF PAYROLL DEDUCTION.

                  1. After receipt of a payroll deduction form by the Program Administration office, Participants shall have Employee Payroll Deductions withheld at the rate of 1%, 2%, 3%, 4%, 5%, 6%, 7% or 8% of Earnings, in excess of the maximum amount of Earnings needed to reach one of the contribution limits to the Tandy Fund, formerly DIP, as set out in the Internal Revenue Code of 1986. Participation in the Program is for the remainder of the Tandy Fund Plan Year.

                  2. Participants shall designate their participation and desire to participate through payroll deductions by means of a signed payroll deduction authorization form. The initial authorization shall continue in effect, notwithstanding any change in Participant's Earnings, until the Participant becomes ineligible for the Program. Deductions made subject to such authorization are called "Employee Payroll Deductions".

         B. COLLECTION AND PAYMENT OF EMPLOYEE PAYROLL DEDUCTIONS: The Company shall withhold and deduct on each regular pay day from each Participant's Earnings the contribution specified. The Company shall pay the Employee Payroll Deductions over to Tandy and Tandy will use the Employee Payroll Deductions to either deliver cash to the Trustee to purchase Tandy Stock or purchase and deliver shares of Tandy Stock to the Trustee within thirty (30) days following the end of the calendar quarter in which such contributions shall have been deducted and withheld. In the event a Participant withdraws from the Program and his contribution for the calendar quarter preceding the time of his withdrawal has been withheld from his Earnings, but has not been used for the purchase of Tandy Stock, then the Company shall refund to such withdrawing Participant the amount of his contribution so withheld.

                                       VI

                             CREDITS TO PARTICIPANTS

         As soon as practicable after the end of each calendar quarter the following credits shall be made to each Participant's account as of the end of each calendar quarter:

          A.  EMPLOYEE  PAYROLL  DEDUCTION.   The  amount  of  Employee  Payroll
     Deductions withheld during each month of such quarter;

          B. COMPANY CONTRIBUTION. A monthly amount (the "Company Contribution") calculated in accordance with Section VI. B. 1. below:

                  1. The Company Contribution shall be determined on the basis of each payroll period by multiplying the Employee Payroll Deduction by Eighty Percent (80%); and

                  2. Within thirty (30) days following the end of each calendar quarter, the Company shall contribute out of its earnings and profits to Tandy and this amount, calculated in accordance with Section VI B. 1, shall be delivered to the Trustee for the purchase of Tandy Stock or used to purchase and deliver Tandy Stock to the Trustee. Except for excess contributions made because of fraud or mistake of fact and returned within one (1) year after payment to Tandy under this Program, no part of the contributions of the Company shall be recoverable by it under any circumstances. In the event the Company should not have sufficient current earnings or profits and be operating at a loss currently and thus be unable to pay its full contributions to this Program, then such contributions, if any, that it shall be able to make shall be allocated among all Participants on the basis of the relative amounts of contributions made by each during the quarter.

         C. OTHER CONTRIBUTION-DIVIDEND INCOME ON STOCK. All cash dividends paid on shares credited to the Participant's account on the record date designated by Tandy for such dividend shall be allocated when paid to each Participant's account as other contributions ("Other Contributions") and delivered to the Trustee or applied to the purchase of Tandy Stock in accordance with Section VI.
D. below, for delivery to the Trustee. These Other Contributions will not be subject to matching contributions by the Company or Tandy.

         D. APPLICATION OF CREDITS. The Employee Payroll Deductions, Other Contributions, and Company Contributions are to be applied to the acquisition of Tandy Stock quarterly and shall be credited to the Participant's account as soon as practicable after the end of the calendar quarter as Tandy Stock and any Fractional Share (as defined in Section XIX) based upon the number of shares of Tandy Stock purchasable at a price equal to the average closing price of Tandy Stock as reported for the New York Stock Exchange composite transactions for each trading day of the calendar month (the "Stock Price") for which the deductions or contributions are made.

         E. DIVIDENDS OTHER THAN CASH AND TANDY STOCK. All dividends with respect to Tandy Stock held in a Participant's account under the Program that are not payable in cash or Tandy Stock shall be distributed to the Participant as soon as possible. All whole units of any security (other than Tandy Stock), any rights and warrants for a whole unit of any security and whole units of any other asset shall be distributed in kind. All fractional units of any security (other than Tandy Stock), any rights and warrants for less than a whole unit of any security and fractional units of any other asset shall be sold and the net proceeds paid to the Participant.

         F. STOCK DIVIDEND OR SPLIT-UP. Any Tandy Stock issuable by Tandy as a stock dividend or split-up on the Tandy Stock and any Fractional Share to the credit of the Participant on the record date designated by Tandy for such stock dividend or split-up shall be credited to each Participant's account (in an amount per share equivalent to any stock dividend or split-up actually paid by Tandy on its Tandy Stock then outstanding) and delivered to the Trustee as soon as practicable after the distribution date of such stock dividend or split-up.

                                       VII

                              TRANSFERS TO TRUSTEE

         A. EMPLOYEE PAYROLL DEDUCTION. The Company shall pay over to Tandy the Employee Payroll Deductions of each Participant as soon as practicable after the payroll period nearest the end of the calendar month in which such Employee Payroll Deduction is withheld. The Employee Payroll Deductions will be credited to the Participant's account quarterly and delivered to the Trustee for the purchase of Tandy Stock and/or used to purchase Tandy Stock which will be delivered to the Trustee as soon as practicable after the end of the calendar quarter.

         B. COMPANY CONTRIBUTIONS. The Company shall account for the Company Contributions payable to Tandy on each Participant's account as soon as practicable after the payroll period nearest the end of the calendar month in which such Employee Payroll Deductions are withheld. The Company Contributions shall be paid over to Tandy and credited to the Participant's account quarterly. Said contributions shall then be delivered to the Trustee for the purchase of Tandy Stock and/or used to purchase Tandy Stock which will be delivered to the Trustee as soon as practicable after the end of the calendar quarter.

                                      VIII

                                   INVESTMENT

         A.       TANDY STOCK.

                  1. The Trustee will invest all or substantially all of the Trust Fund in Tandy Stock.

          2. Any Tandy Stock required for the Program may be treasury shares or original issue shares.

                  3. Tandy Stock may be held by the Trustee, as custodian, at its discretion either in its name or in the name of one or more nominees. Tandy Stock shall be purchased and/or delivered to the Trustee as of the end of each calendar quarter with respect to which the Tandy Stock is acquired by the Program or Trustee and sold by Tandy, at the Stock Price determined for each month of the quarter.

         B. OTHER INTEREST AND INCOME. Except as herein expressly provided, no interest or other income will be paid or credited on account of Employee Payroll Deductions, Company Contributions, or any other amount payable or credited to Participants.

                                       IX

                                 HOLDING PERIOD

         A. DURATION. The Trustee shall retain for the Holding Period, Tandy Stock credited to the Participant's account under the Program. The Holding Period with respect to any Tandy Stock shall commence on the date as of which the Tandy Stock is credited to the Participant's account and shall end when the Participant has complied with one of the provisions for withdrawal under the Program.

         B. DISTRIBUTION. As promptly as practicable after the Holding Period, the Trustee shall distribute the full and any Fractional Share of Tandy Stock then held which was credited to the Participant's account under the Program since the Holding Period began in accordance with the rules for withdrawals and payment (as defined in Section X).

                                        X

                            WITHDRAWALS AND PAYMENTS

         A.       WITHDRAWALS.

                  1. During employment the Program only provides for the full withdrawal of a Participant's account upon receipt of a written request and Notice of Financial Hardship including all supporting documentation at the Program Administration office (1800 One Tandy Center, Fort Worth, Texas 76102) prior to Program participation termination. A Financial Hardship withdrawal can only be made if the withdrawal is to satisfy an immediate and heavy financial need of the employee and is necessary to meet such financial need and where other sources of payment are not reasonably available to the Participant. A withdrawal will be deemed to be necessary as a Financial Hardship withdrawal if both of the following requirements are met: (1) the withdrawal is not in excess of the amount needed to satisfy the Financial Hardship plus any amounts necessary to pay any federal, state or local taxes or penalties reasonably anticipated to result from such payment; and (2) the Participant has obtained all distributions, under all plans of the Company except for hardship distributions from the Participant's Deferred Salary Account in the Tandy Fund, formerly the Tandy Employees Deferred Salary and Investment Plan, and the ESOP account in the Tandy Fund, formerly the Tandy Employees Stock Ownership Plan.

                  2. The Program also provides for the full withdrawal of a Participant's account upon receipt of a written Notice of Withdrawal at the Program Administration Office upon the Participant's (a) death or (b) termination of Employment, either voluntarily, involuntarily or by retirement at age 65 or older.

         B.       PAYMENT IN CASH OR TANDY STOCK.

                  1.  The  Participant  will  be  paid  in  Tandy  Stock  if the
Participant delivers a written Notice of Withdrawal to the Program Administration office or if the Company's records indicate that one of the above two events of withdrawal (as defined in X. A. 2.) has occurred. All Financial Hardship withdrawals will be paid in cash as provided for below.

                  2. Employee Payroll Deductions, Company Contributions and Other Contributions not yet paid over or delivered as Tandy Stock to the Trustee will be paid over to the withdrawing Participant by the Company or Tandy in cash.

                  3. Upon withdrawal no Fractional Share will be distributed by the Trustee. In lieu of distribution of such Fractional Share of Tandy Stock the Trustee will pay a Participant the Stock Price for the month preceding the distribution date.

         C. DETERMINATION OF AMOUNT OF PAYMENT. The amount of payment in Tandy Stock will be determined by the number of shares credited to a Participant's account:

          1. at the end of the calendar quarter preceding the receipt of the written Notice of
Withdrawal by the Program Administration office; or

                  2. in the absence of receipt by the Program Administration office of a Notice of Withdrawal from the Participant, Alternate Payee(s), or the Participant's Beneficiary, at the end of the calendar quarter preceding the month in which one of the two withdrawal events is recorded in the records of the Program Administration office, regardless of the month in which such event occurred.

In the event of a Financial Hardship withdrawal, when the Participant delivers a written Notice of Financial Hardship Withdrawal to the Program Administration office, then the Trustee shall take the number of shares of Tandy Stock credited to the Participant's account at the end of the preceding calendar quarter, value it at the Stock Price for the calendar month preceding the date of receipt of the notice of withdrawal, sell such Tandy Stock and then distribute cash to the Participant.

         D. REENTERING THE PROGRAM. In the event of a Financial Hardship withdrawal under this Program a Participant may not renew participation for a period of twelve (12) months from the date of distribution of the withdrawal.

         E. RECIPIENT OF DISTRIBUTION. All withdrawal distributions will be made to the Participant except withdrawal distributions resulting from death or divorce of the Participant. In the event of death, payment will be made to the Beneficiary designated by the Participant or as otherwise provided by the Program and the Participant's Beneficiary may act in behalf of the Participant. In the event of a Participant's divorce, a certified copy of the divorce decree or Qualified Domestic Relations Order (collectively referred to hereinafter as "Court Order") must be submitted to the Program Administration office together with any other identifying information as required by the Program Administration office. The Participant's account will then be divided as specifically ordered in the Court Order and the shares awarded to the Alternate Payee(s) will be withdrawn. Distribution to the Participant, the Alternate Payee(s), or Beneficiary shall be made as soon as practicable after the event permitting withdrawal.

         F. SUSPENSION FROM THE PROGRAM. In the event of a Participant's withdrawal from the Tandy Fund, formerly DIP, the Participant will be suspended from participation in the Program as set out below:

                  1. Partial Withdrawal. If a Participant elects to withdraw all or any portion of the value of his Voluntary account under the Tandy Fund, formerly DIP, if any, his participation in the Program does not terminate, but his Employee Payroll Deductions and Company Contributions shall automatically be suspended for a period of six months.

                  2. Total Withdrawal. If a Participant elects to withdraw the full value of his Company account under the Tandy Fund, formerly DIP, while employed by Company, his participation under the Program is suspended for a period of 12 months, during which no Employee Payroll Deductions or Company Contributions will be made.

                  3. Tandy Fund, formerly DIP, Hardship Withdrawal. If a participant makes a financial hardship withdrawal under the Tandy Fund, formerly DIP, his participation under the Program is suspended for a period of 12 months from the date of distribution of the withdrawal, during which period no Employee Payroll Deductions or Company Contributions will be made.

                                       XI

                                   BENEFICIARY

         A. DESIGNATION OF BENEFICIARY. Participants shall file with the Company a written designation of Beneficiary designating who is to receive any Tandy Stock, Fractional Share payment, and any cash to the Participant's credit under the Program in the event of his death prior to delivery to him of such Tandy Stock, Fractional Share payment or cash.

         B. CHANGE OF BENEFICIARY. A Participant may change his Beneficiary designation at any time by written notice being delivered to the Program Administration office. Such change shall take effect as of the date the Participant signed such written notice, whether or not Participant is living at the time of receipt of such notice by the Program Administration office, except that the change of Beneficiary shall not be effective if the Program has distributed the Participant's account prior to receipt of the change of Beneficiary form.

         C. DISTRIBUTIONS TO BENEFICIARY. Upon the death of a Participant and upon receipt of proof deemed adequate by the Program Administration office of the identity and existence at the Participant's death of a Beneficiary or Beneficiaries validly designated by him under the Program, distribution will be made to the Beneficiary or Beneficiaries in the manner and form as set forth in
Section X hereof.

         D. ABSENCE OF BENEFICIARY. In the absence of a Beneficiary designated under the Program who is living at the time of Participant's death, distribution shall be made to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed to the knowledge of the Program Administration office (or in the event such executor or administrator has been disqualified), distribution may be made to such person or persons as the Program Administration office shall be satisfied is or are legally entitled thereto.

         E. INTEREST OF BENEFICIARY IN PROGRAM. No designated Beneficiary shall, prior to the death of the Participant by whom he has been designated, acquire any interest in the Tandy Stock, Fractional Share, or cash credited to the Participant under the Program or in the assets of the Trust.


                                       XII

                       VOTING AND TENDERING OF TANDY STOCK

          A.  VOTING  OF  TANDY  STOCK  BY   PARTICIPANTS   AND   BENEFICIARIES.
     Notwithstanding any provision
contained in the Program to the contrary, or:

                  1. The Trustee shall have the power to vote all Tandy Stock held by it on matters which may be voted by Member Organizations of the New York Stock Exchange, Inc. without customer instructions as provided in Rule 452 of the Rules of the Board of Directors of the New York Stock Exchange, Inc. (Supplementary Material Item .11).

                  2. With respect to matters other than those described in Subsection 1 of this Section A of this Article ("Pass Through Matters"), each Participant or Beneficiary who timely provides instructions to the Trustee shall be entitled to direct the Trustee how to vote Tandy Stock allocated to such Participant's or Beneficiary's accounts in accordance with this Section. In order to implement these voting directions, Tandy or the Trustee shall provide each Participant or Beneficiary with proxy solicitation materials or other notices or an information statement which are distributed to Tandy shareholders, together with a form requesting confidential instructions as to the manner in which Tandy Stock allocated to the Participant's or Beneficiary's account are to be voted. Each Participant or Beneficiary shall, as a named fiduciary described in Section 403(a)(1) of ERISA, direct the Trustee with respect to the vote of such Tandy Stock allocated to the account of the Participant or Beneficiary. Reasonable means shall be employed by the Trustee to provide confidentiality with respect to the voting by such Participant or Beneficiary and the Trustee shall hold such directions in confidence and shall not divulge or release such directions to any person, including Tandy or any director, officer, employee or agent of Tandy, it being the intent of this provision of this Section to ensure that Tandy (and its directors, officers, employees and agents) cannot determine the direction given by any Participant or Beneficiary. Such instructions shall be in such form and shall be filed in such manner and at such time as the Trustee may prescribe.

                  3. On Pass-Through Matters, the Trustee shall vote all Tandy Stock which is allocated to Participants' and Beneficiaries' accounts for which it does not receive timely or valid voting instructions in the same proportion as Tandy Stock which is allocated to Participants' and Beneficiaries' accounts for which it does receive timely and valid voting instructions.

         B. TENDER OFFERS. The provisions of this Section shall apply in the event any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), either alone or in conjunction with others, makes a tender offer, or exchange offer, or otherwise offers to purchase, or solicits an offer to sell to such Person, one percent or more of the outstanding Company securities (hereinafter referred to as a "Tender Offer").

                  1. The Trustee may not take any action in response to a Tender Offer except as otherwise provided in this Section B of this Article XII. Upon commencement of a Tender Offer, Tandy or the Trustee shall notify each Participant or Beneficiary for whom an account is maintained of such Tender Offer and use its best efforts to timely distribute or cause to be distributed to each Participant or Beneficiary all information, documents and other materials as are distributed to shareholders of the Tandy with the Tender Offer. Each Participant or Beneficiary shall be entitled to direct the Trustee to sell, offer to sell, exchange or otherwise dispose of the Tandy Stock allocated to such Participant's or Beneficiary's accounts in accordance with the provisions, conditions and terms of such Tender Offer and the provisions of this Section. Such a Participant or Beneficiary shall direct the Trustee with respect to the tender of such shares of Tandy Stock which are allocated to the accounts of the Participant or Beneficiary. Reasonable means shall be employed by the Trustee to provide confidentiality with respect to the tendering directions by each Participant or Beneficiary and the Trustee shall hold such directions in confidence and shall not divulge or release such directions to any person, including Tandy or any director, officer, employee or agent of Tandy, it being the intent of this provision of this Section to ensure that Tandy (and its directors, officers, employees and agents) cannot determine the tendering directions given by any Participant or Beneficiary. Such instructions shall be in such form and shall be filed in such manner and at such time as the Trustee may prescribe.

                  2. A Participant or Beneficiary who has directed the Trustee to tender or exchange Tandy Stock may, at any time prior to the tender or exchange offer withdrawal date, or such earlier date as established by the Trustee, instruct the Trustee to withdraw, and the Trustee shall withdraw, such Tandy Stock from the tender or exchange offer prior to the withdrawal deadline. The Trustee may impose reasonable limits on the number of instructions to tender or exchange or withdraw which a Participant or Beneficiary may give to the Trustee.

                  3. The Trustee shall sell, offer to sell, exchange or otherwise dispose of the Tandy Stock allocated to a Participant's or Beneficiary's account with respect to which it has received directions to do so under this Section and which have not been withdrawn. The proceeds of a disposition directed by a Participant or Beneficiary shall be allocated to such Participant's or Beneficiary's account.

                  4. To the extent to which Participants or Beneficiaries do not instruct the Trustee, or do not issue valid directions to the Trustee, to sell, offer to sell, exchange or otherwise dispose of the Tandy Stock allocated to their accounts, such Participants or Beneficiaries shall be deemed to have directed the Trustee that their respective accounts remain invested in Tandy Stock subject to all provisions of the Program.

                  5. Following the completion of a Tender Offer, the Committee may direct the substitution of new "qualified employer securities" as such term is defined in Internal Revenue Code Section 409(1) for Tandy Stock or for the proceeds of any disposition of Tandy Stock to the extent provided in the Program; provided, however, that any such substitute employer securities must be publicly traded securities. In lieu of the substitution of new qualified employer securities, the Committee may direct that the Trust Fund be invested in other securities, properties or investment vehicles. Pending the reinvestment of any disposition of Tandy Stock, the Trust Fund may be invested in such securities, property or investment vehicles as the Committee may from time to time direct; provided, however, in the absence of any direction from the Committee, the Trustee may invest the cash proceeds in short-term securities issued by the United States of America or any agency or instrumentality thereof or any other investment of a short-term nature, including corporate obligations or participations therein and collective or common investment funds.

                                      XIII

                      PARTICIPATION BY AFFILIATED COMPANIES

         This Program shall apply to any corporation a portion of whose voting stock is owned directly or indirectly by Tandy, and any of its affiliates, if such company or corporation shall elect to participate and if, and so long as, such participation shall be approved by Tandy. Each participating Company shall be bound by the terms of this document.

                                       XIV

                         NO WARRANTY OF SECURITY VALUES

         Neither the Trustee or Company, their officers, directors, agents or servants, warrants or represents in any way that the value of Tandy Stock in which the Participant may have an interest will increase or will not decrease. Each Participant assumes all risk in connection with any changes in the value of Tandy Stock to the extent he may have an interest therein.

                                       XV

                               GENERAL PROVISIONS

         A. EXTENT OF CERTAIN RIGHTS OF PARTICIPANTS. Participation in the Program shall not entitle any employee to be retained in the service of Company. The at-will employment right and power of Company to dismiss or discharge any employee is specifically reserved.

         B. LIMITATION OF PARTICIPANT'S RIGHTS. No Participant nor any person claiming under or through them shall have any right or interest under the Program that is not herein expressly granted.

         C. ASSIGNMENT. No interest in any Tandy Stock or cash held under the Program prior to delivery to the Participant as hereinabove provided, shall be assigned, alienated, pledged, or otherwise encumbered in whole or in part, either directly by operation of law, or otherwise. If any attempt is made by a Participant to assign, alienate, pledge, or otherwise encumber his interest in such Tandy Stock or cash, prior to such delivery, for his debts, liabilities in tort or contract, or otherwise, then the Committee (in its absolute discretion) may treat such attempt as an election by the Participant to withdraw from the Program permanently and submit to any loss of rights as provided in the Program in the case of a withdrawal at the time of such attempt, except that a Court Order, to pay an Alternate Payee(s), issued upon a Participant's divorce shall not be a violation under this paragraph which requires a Participant's withdrawal.

         D. QUARTERLY STATEMENT OF ACCOUNTS. As soon as practicable after the end of each calendar quarter, each Participant shall be furnished with a statement of Tandy Stock credited to his account under the Program.

         E. REGISTRATION OF STOCK. Each Participant, Beneficiary or Alternate Payee shall, at such time as the Program Administration office or Tandy may reasonably request, furnish written instructions for the registration of the Tandy Stock to be delivered under the Program upon completion of the Holding Period. Such Tandy Stock will be registered in the name of the Participant, Beneficiary or Alternate Payee (or if a minor, in the name of another person as custodian under the Uniform Gifts to Minors Act, or if incompetent, in the name of the guardian or such other person(s) as the Program Administrative Committee or Tandy may determine) alone or in his name and that of one such other adult person as he may designate as joint tenants with right of survivorship, and not as tenants in common. Such instructions shall remain in effect until receipt by the Program Administration office or Tandy of written instructions to change the registration previously authorized. In the absence of such written instructions, Tandy Stock to be delivered to a Participant will be registered in his name or the Alternate Payee's name alone or in the event of his death prior to such delivery will be registered in the name of the person or persons entitled thereto.

         F.       MISCELLANEOUS.

                  1.  The  Trustee  may  rely  upon  the   authenticity  of  any
information supplied to it by the Company in connection with the operation of the Program, and shall be fully protected in relying upon such information.

                  2. No individual administering, or aiding in the administration of the Program or the Trust shall have any liability, except as provided in Section XV.F.3. below. As a condition precedent to participation in the Program or the receipt of benefits thereunder, such liability if any, is expressly waived and released by each Participant and by any and all persons claiming under or through any Participant such waiver and release to be conclusively evidenced by the act of participation or the acceptance of benefits thereunder.

                  3. No individual administering, or aiding in the administration of, the Program shall be liable except for his own acts or omissions and then only for willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. As used herein, "individual administering, or aiding in the administration of the Program" shall include any share owner, director, officer, employee or agent of the Company or Trustee.

                  4. Tandy or the Program Administration office may require compliance with any legal requirements which it deems necessary as a condition for delivery of, or payment for, any Tandy Stock or cash to the credit of a Participant under the Program.

                  5. By a Participant's act of participating in the Program or by the acceptance of any of the benefits thereunder, such Participant and any and all persons claiming under or through any such Participant, shall thereby be conclusively deemed to have indicated his acceptance and ratification of, and consent to, the application of the provisions of the Program.

                  6. Tandy Stock purchased, sold or transferred under the Program by Tandy or the Trustee may be either treasury shares or newly issued shares.

                  7. No Participant, beneficiary of a Participant, or any other person shall have any right or claim to the Trust Fund except as specified in the Program and this Trust Agreement. Any disputes as to the amount of benefits payable or distributable under this Trust shall be resolved by the Committee, whose decision shall be final. No Participant or any other person shall have any right or claim with respect to disputed benefits against the Trust, the Trustee or Company.

                  8.  The   determination  of  any  question   relating  to  the
construction, interpretation, administration or application of the Program and its rules and regulations is vested solely in the Committee and all Participant's and other persons shall be bound thereby.

                  9. For the purposes of the Program, unless the contrary is clearly indicated by the context, the use of the masculine gender shall also include within its meaning the feminine, and the use of the singular shall also include within its meaning the plural, and vice versa.

                                       XVI

                           NOTICES AND COMMUNICATIONS

         A. TO PARTICIPANTS. All notices, reports and other communications to a Participant under or in connection with the Program shall be deemed to have been duly given, made or delivered when received by the Participant, or (if mailed) when mailed with postage prepaid and addressed to the Participant at his address last appearing on the records of the Company.

         B. BY PARTICIPANTS. All notices, instructions or other communications by a Participant to Tandy under or in connection with the Program shall be duly given, made or delivered when received by the Corporate Secretary of Tandy (1800 One Tandy Center, Fort Worth, Texas 76102) or when received in the form specified in writing by Tandy and at the location, or by the person, designated for receipt of such notice, instruction or other communication by Tandy.

                                      XVII

                      AMENDMENT, SUSPENSION OR TERMINATION

         A. AUTHORITY TO AMEND, SUSPEND OR TERMINATE. The Tandy Board of Directors, without notice to a Participant, may amend, suspend or terminate the Program at any time, or from time to time. Without limitation, such amendment may change (a) the rates of Employee Payroll Deductions which may be designated by all Participants or (b) the rate of Company Contributions, or (c) any other provisions of the Program, except a Participant's percentage rate of Employee Payroll Deductions may not be increased without his consent.

         B. DELEGATION OF AUTHORITY. The Tandy Board of Directors may delegate to the Chairman of the Board, Vice Chairman of the Board, or President the authority to amend any provision of this Program, provided such amendment is (a) of an administrative nature or (b) does not result in any material increase in costs to a Company.

         C. AMENDMENTS. No amendment, suspension or termination shall adversely affect any rights of a Participant to Tandy Stock, Fractional Share payment or cash to his credit under the Program as of the date of amendment, suspension or termination. Upon such termination, all Tandy Stock, Fractional Share payment or cash to the credit of each Participant under the Program shall be promptly paid over to him.

                                      XVIII

                                 APPLICABLE LAW

         Any question concerning or in respect of the validity, construction, interpretation, administration and effect of the Program, and of its rules and regulations, and the rights of any or all persons having or claiming to have an interest therein or thereunder, shall be governed exclusively and solely in accordance with the laws of the State of Texas, with Jurisdiction for any action being expressly agreed as being in Tarrant County, Texas where all contributions to the Trust are deemed to take place.

                                       XIX

                                   DEFINITIONS

         For the purposes of the Program, unless some other meaning is clearly indicated by the context, the following definitions shall be applicable:

         "Alternate Payee" shall have the same meaning as defined in Internal Revenue Code section 414 (p) and in the Employee Retirement Income Security Act at 29 U.S.C.S. section 105, as it may be amended from time to time.

         "Beneficiary" is defined in Section XI.

         "Company" is defined in Section IV as "Tandy and each of its affiliates and associates adopting the Program".

         "Company Contribution" is defined in Section VI

         "Continuous Full Time Service" means the most recent period of uninterrupted employment as an employee of the Company when such employment consists of more than thirty-five (35) hours per week for more than five (5) months per year. The continuity of an employee's service shall not be deemed to be broken during such period as the employee shall be:

                  (a)      on military leave; or

                  (b) on other leave of absence authorized by the Company for sickness, disability, or other circumstances, granted in accordance with an established and uniformly applied Company policy; or

                  (c) laid off in order to effect a temporary reduction in personnel, provided such employee shall be reemployed within three hundred sixty-five (365) days after such lay-off.

         "Court Order" is defined in paragraph X. E.

         "Earnings" means the amount which an employee is receiving as salary or wages from the Company, including (a) payment for overtime, vacation pay, night shift bonus, and any cost of living adjustment, including Incentive Compensation, other variable compensation or Bonds, but excluding (b) living allowance, retainers, any special payments made for services performed outside his regular duties and any other special payments, (c) except to the extent that the inclusion of any item in (b) above is specifically approved by the Chief Executive Officer of Tandy or by such employee or employees of the Company as he may authorize in writing. Commissions shall be included as Earnings only to the extent determined by the Chief Executive Officer of Tandy or by such employee or employees of the Company as he may authorize in writing. Earnings shall not include Company Contributions to the Tandy Stock Purchase Program.

         "Employee" means a regular employee of the Company receiving wages or salary, but shall not include any person compensated pursuant to a contract other than an employment contract with the Company under the terms of which compensation is paid on a regular fixed salary or wage basis. As used above, "Employee" shall also include, without limitation, any salesman who is a bona fide employee of the Company and recognized as such for Social Security purposes.

         "Employee Payroll Deduction" is defined in Section V.

         "Financial Hardship" as used in Section X is defined as (1) expenses for "medical care" (as described in Section 213(d) of the Internal Revenue Code) which are either: (a) previously incurred by the Participant, the Participant's spouse, children or any dependents (as defined in Section 152 of the Internal Revenue Code) of the Participant, or (b) necessary for the foregoing persons to obtain medical care; (2) the need for funds for the purchase of a principal residence of the Participant (excluding mortgage payments); (3) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant or the Participant's spouse, children or dependents (as defined in Section 152 of the Internal Revenue Code); or (4) the need for funds to prevent the eviction of the Participant from his principal residence or to prevent foreclosure on the mortgage of the Participant's principal residence.

         "Fractional Share" means an interest equivalent to and expressed as a fraction of a share of Tandy Stock determined by dividing that amount credited to the Participant to be applied to the purchase of Tandy Stock (but which is insufficient to acquire a full share of Tandy Stock) by the applicable Stock Price for the applicable month with respect to such credit.

         "Holding Period" is defined in Section IX.

         "Officers" means the Chairman of the Board, President, any Executive Vice President, Senior Vice President, Vice President, Treasurer, Secretary, Assistant Treasurer or Assistant Secretary and such other employees as the Tandy Board of Directors may designate as "Officers" for this purpose.

         "Other Contribution" is defined in Section VI.C.

         "Participant" is defined in Section IV.

         "Program" is defined in Section I.

         "Qualifying Service" means the most recent period of uninterrupted employment consisting of 1,000 hours of employment in any twelve (12) month period.

         "Stock Price" is defined in Section VI.D. as "a price equal to the average closing price of Tandy Stock as reported for the New York Stock Exchange composite transactions for each trading day of the calendar month".

         "Tandy" is defined as Tandy Corporation, a Delaware corporation.

         "Tandy Stock" is defined as Tandy Corporation Common Stock.

         "Trustee" is defined as Bank One, Texas, NA, formerly Team Bank.

         "Trust Fund" is defined in Section III as cash or Tandy Stock held for the benefit of Participants.

                                       XX

                                TRUST TAX STATUS

         A. The Program is intended to be established as a grantor trust under sections 671-677 of the Internal Revenue Code of 1986, as amended, with each Participant considered to be a grantor subject to tax on his share of Trust income as the owner of his respective portion of the Trust as represented by his Participant account.

         B. Tandy shall report to the Trustee within 60 days and the Trustee, or Tandy, shall report to each Participant within 75 days of the end of each Program Year the amount of dividends paid on Tandy Stock held in his account.

                                       XXI

                                 EFFECTIVE DATE

         A. The  Program  shall  become  effective  as of the date set  forth in
Section I.B. but only upon approvals, rulings and orders (satisfactory to Tandy and, to the extent deemed by Tandy to be necessary or desirable) by the appropriate State and Federal or other government authorities with respect to the Program and any action contemplated under the Program.

         B. Notwithstanding the provisions of Section IV, and Paragraph A of this Section, employees who are represented by a union (pursuant to a certification by the National Labor Relations Board or otherwise in accordance with the provisions of Section 9 of the National Labor Relations Act) shall become eligible to participate in the Program (a) only after the Company and such union shall have entered into a written agreement to the effect that the Program shall be offered to the employees so represented and (b) only in accordance with any conditions or requirements contained in such agreement.

                                      XXII

                                CHANGE IN CONTROL

         A. Notwithstanding any provision contained in the Plan to the contrary, for a period of one (1) year following a Change in Control (as hereinafter defined), the Program may not be terminated or amended in any way that would adversely affect the computation or amount of, or entitlement to, benefits hereunder, including, but not limited to, (a) any reduction in the right to make Employee Payroll Deductions by any individual who was an eligible employee on the date immediately prior to a Change in Control, (b) a reduction in the level of Company Contributions with respect to such individuals or (c) any change in the distribution or withdrawal provisions. Any amendment or termination of the Program that (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or
(ii) otherwise arose in connection with, or in anticipation of, a Change in Control shall be null and void, and shall have no effect whatsoever.

         B. For purposes of the Program, a "Change in Control" shall mean any of the following events:

                  1. An acquisition (other than directly from Tandy) of any voting securities of Tandy (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifteen percent (15%) or more of the combined voting power of Tandy's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (1) an employee benefit plan ( or a trust forming a part thereof) maintained by (i) the Company or (ii) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by Tandy (a "Subsidiary"), (2) Tandy or its Subsidiaries, or (3) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

                  2. The individuals who, as of August 22, 1990 are members of the Board (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by Tandy's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Program, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

         3.       Approval by stockholders of Tandy of:

          (i) A merger, consolidation or reorganization involving Tandy, unless

                           (I) the stockholders of Tandy, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                           (II) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation,

                           (III) no Person (other than any Tandy Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by Tandy, the Surviving Corporation, or any Tandy Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifteen percent (15%) or more of the then outstanding Voting Securities) has Beneficial Ownership of fifteen percent (15%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities, and

                           (IV) a  transaction  described in clauses (I) through
                           (III) shall herein be referred to as a "Non-Control Transaction";

                  (ii)     A complete liquidation or dissolution of Tandy; or

                  (iii) An agreement for the sale or other disposition of all or substantially all of the assets of Tandy to any Person (other than a transfer to a Tandy Subsidiary).

         Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by Tandy which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of acquisition of Voting Securities by Tandy, and after such share acquisition by Tandy, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

         C. Notwithstanding any provision contained in the Program to the contrary, no provision of this Article XXII may be amended at any time.

         D. Notwithstanding any provision contained in the Program to the contrary, the provisions of this Article XXII shall be binding upon Tandy and its successors and assigns.

         E. Notwithstanding any provision contained in the Program to the contrary, the provisions of this Article XXII shall be deemed severable and the validity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         F. The provisions of this Article XXII shall govern notwithstanding anything contained in the Program to the contrary.

         IN WITNESS WHEREOF, Tandy and the Trustee have caused this Agreement to be executed by their duly appointed officers and their corporate seals to be hereunto affixed as of the date first written above.

ATTEST:
                  TANDY CORPORATION

/s/Jana Freundlich                       By:/s/Richard L.Ramsey
Jana Freundlich                              Richard L. Ramsey

(SEAL)

ATTEST:
                                          BANK ONE, TEXAS, NA

/s/  Konnie Darrow                        By: /s/J. C. White
Konnie Darrow                                  J. C. White
Trust Officer                              Vice President and Trust Officer

(SEAL)